EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Western Digital Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-76179, 2-97365, 33-9853, 33-24585, 33-33365, 33-56128, 33-57953, 33-15771, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332 and 333-56738) on Form S-8 of Western Digital Corporation and in the registration statements (Nos. 333-70785, 333-36350 and 333-49250) on Form S-3 of Western Digital Corporation of our report dated July 25, 2001, except as to Notes 4 and 10, which are as of September 21, 2001, related to the consolidated balance sheets of Western Digital Corporation and subsidiaries as of June 30, 2000 and June 29, 2001 and the related consolidated statements of operations, shareholders’ equity (deficiency) and cash flows for each of the years in the three-year period ended June 29, 2001, and the related financial statement schedule, which report appears in the June 29, 2001 annual report on Form 10-K of Western Digital Corporation.

KPMG LLP

Orange County, California

September 27, 2001